Liquidity Services Announces Strategic Reorganization and Key Leadership Appointments

New organization consolidates go-to-market for self-directed and fully-managed marketplace services to capitalize on growth opportunities

JD Daunt promoted to Chief Commercial Officer to lead sales and service delivery for all company marketplaces; other internal leadership appointments to accelerate RISE growth strategy and business integration

BETHESDA, Md., April 25, 2019 – To capitalize on attractive market opportunities and more closely align with its RISE growth strategy priorities, including: Recovery maximization, Increasing sales volume, Service expansion and Expense leverage, Liquidity Services (NASDAQ: LQDT), today announced a new organizational structure, effective as of April 23, 2019, that builds on and advances the business process integration work completed over the last year.

To lead the new organizational structure, John “JD” Daunt is appointed Executive Vice President and Chief Commercial Officer of Liquidity Services. Daunt has served in Liquidity Services’ sales, operations and global account management leadership roles since 2014 and will now oversee revenue growth and solution delivery for all Liquidity Services marketplaces. Daunt succeeds James Rallo, President of the Capital Assets Group and Retail Supply Chain Group, and Roger Gravley in his capacity as President of GovDeals. Gravley has also announced his intentions to retire on May 13, 2019 and will consult with the Company as a senior advisor from time to time.

“JD is a proven, collaborative leader with a strong track record of operational excellence and developing strong teams to serve both commercial and public sector markets. His deep experience will be critical to leading our new organizational structure and achieving our growth ambitions,” said Bill Angrick, chairman and chief executive officer. “A former Naval Flight Officer, he has nearly two decades of experience leading sales and service delivery organizations for high growth businesses in the software and services sectors.”

In support of the new organization, Liquidity Services also announced the promotion of several highly experienced team members, effective immediately:

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Jeff Rechtzigel, who has served Liquidity Services in e-commerce product management, service delivery and operations leadership roles since 2007, has been appointed Vice President and General Manager, Retail, and will support the expansion of the retail vertical.

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Steve Kranzusch, who has served in sales and business development leadership roles since 2004 in our GovDeals marketplace, has been appointed Vice President and General Manager, GovDeals, and will support the expansion of the public sector vertical.

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Elizabeth Maxted, who has served Liquidity Services in sales, client account management and business development leadership roles since 2009, has been appointed Vice President, Field Sales to manage external new business development and the sales performance management process.

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Girish Jaguste, who has served Liquidity Services in sales and account management leadership roles for the small and medium sized business (SMB) clients since 2009, has been appointed Senior Director, eCommerce and Inside Sales to manage the self-directed solution which targets the commercial SMB market across all verticals.

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Scott Starcher, who has served in client account management roles since 2006 in our GovDeals marketplace, has been appointed Senior Director, Client Success to support the success of all self-directed accounts Company wide.

“We are strategically positioning our business to increase growth and maximize shareholder value by delivering our technology enabled services to clients worldwide in an effective and aligned manner,” said Mr. Angrick. “With our unmatched industry expertise, global buyer base and commitment to innovation, we are well positioned to sustain strong results for our customers and provide advancement opportunities for our dedicated team members. I want to congratulate JD, Jeff, Steve, Liz, Girish and Scott on their exciting new leadership roles in support of our strategy; they are all terrific, experienced leaders who will help lead us into our next chapter of growth and success.”
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“I am honored to lead the sales and service delivery functions of Liquidity Services and help us capitalize on the many growth opportunities available to us in the reverse supply chain market. We have a very talented team and we will cultivate and leverage best practices across our organizational structure to learn, grow and deliver strong customer results together,” said Daunt. “We have made good progress integrating our business over the past few years and this reorganization is a natural evolution that will strengthen our go-to-market for self-directed and fully-managed service offerings across all of our industry verticals."
About Liquidity Services
Liquidity Services (NASDAQ: LQDT; www.liquidityservices.com) operates a network of leading e-commerce marketplaces that enable buyers and sellers to transact in an efficient, automated environment offering over 500 product categories. The company employs innovative e-commerce marketplace solutions to manage, value and sell inventory and equipment for business and government sellers. Our superior service, unmatched scale and ability to deliver results enable us to forge trusted, long-term relationships with over 12,000 sellers worldwide. With nearly $8 billion in completed transactions, and approximately 3.5 million buyers in almost 200 countries and territories, we are the proven leader in delivering smart commerce solutions. Visit us at LiquidityServices.com.
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Contact:
Julie Davis
Senior Director, Investor Relations
202.467.6868 ext. 2234
julie.davis@liquidityservices.com